Exhibit 5.1








                                   February 12, 1998



Activision, Inc.
3100 Ocean Park Blvd.
Santa Monica, CA  90405

         Re:  Activision, Inc.
              Registration Statement on Form S-3
              __________________________________

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Activision, Inc., a Delaware corporation (the "Company"), on or about the date hereof with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), with respect to an offering by certain selling securityholders named therein from time to time of (i) $60,000,000 aggregate principal amount of 6 3/4% Convertible Subordinated Notes Due 2005 (the "Notes"), and (ii) 3,178,808 shares of the Company's common stock, par value $.000001 per share (the "Common Stock").

         We are familiar with the Amended and Restated Certificate of Incorporation, as amended, and the By-laws of the Company and have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, evidence of corporate action, certificates and other instruments, and have made such other investigations of law and fact, as we have deemed necessary or appropriate for the purposes of this opinion.

         Based upon the foregoing, it is our opinion that:

         (a) The Company has been duly incorporated and is validly existing under the laws of the State of Delaware.

         (b) The Notes have been duly authorized and validly issued and constitute valid and binding obligations of the Company, except as such obligations are subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to or affecting creditors rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         (c) The 3,178,808 shares of Common Stock being registered have been duly authorized and when issued and delivered upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in such Registration Statement, including the Prospectus consisting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Commission thereunder.

                                   Very truly yours,

                                   /s/ Robinson Silverman Pearce Aronsohn &
                                   Berman LLP